UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2013

CROSSROADS SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15331	74-2846643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11000 North Mo-Pac Expressway

Austin, Texas 78759
(Address of principal executive offices)

(512) 349-0300
Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 2, 2013, Crossroads Systems, Inc. (the “Company”) disclosed in a Current Report on Form 8-K that its Board of Directors had elected Richard K. Coleman to serve as a director of the Company on April 29, 2013. At that time, the Board determined that Mr. Coleman was an independent director as defined in Nasdaq Listing Rules.

Also at the time that it elected Mr. Coleman to serve as a director, the Board formed an Executive Committee to work with and assist senior management on operational and strategic matters, and appointed Mr. Coleman (along with directors Jeffrey E. Eberwein and Don Pearce) to serve on that committee. The Board also approved the appointment of Mr. Coleman to the Nominating and Governance Committee and the Compensation Committee, which appointments were to take effect following the Company’s 2013 Annual Meeting of Stockholders.

On May 8, 2013, Mr. Coleman was appointed as interim President and Chief Executive Officer, replacing Robert C. Sims. In light of his new position as the Company’s interim President and CEO, Mr. Coleman is not considered an “independent director” under Nasdaq Listing Rules during the time he serves in that interim position. Therefore, during his service as an executive officer, the Board no longer intends for Mr. Coleman to serve as a member of any standing committee of the Board, including the Compensation Committee or the Nominating and Governance Committee. At a Board meeting held on June 4, 2013, the Board approved the following committee compositions, to be effective as the close of the Company’s 2013 Annual Meeting of Stockholders scheduled to be re-convened at 9:00 am Central time on June 21, 2013 at the Company’s offices, in each case contingent on such director’s election as a director:

Director	Audit Committee	Nominating and Governance Committee	Compensation Committee
Jeff Eberwein	Chair	Member	Member
Donald Pearce	Member	Chair	Member
Robert Pearse	Member	Member	Chair

In addition, at the June 4, 2013 Board meeting, the Board determined to disband the previously established Executive Committee. Accordingly, Mr. Coleman does not currently serve on any committee of the Board, and in particular he is no longer slated to serve on the Compensation Committee or the Nominating and Governance Committee, until at least such time as he is no longer an executive officer.

At such time as Mr. Coleman ceases to serve as the interim President and Chief Executive Officer, the Board of Directors will re-evaluate whether he is an independent director under the applicable Nasdaq Listing Rules and may make a determination as to the committees on which he will be nominated to serve.

In addition, the Company is aware that a publicly available transcript of its June 7, 2013 conference call with investors incorrectly lists Mr. Coleman as Chairman of the Nominating and Governance Committee and Member of Compensation Committee. As stated above, Mr. Coleman is not and has not previously been a member of either such committee. Notwithstanding the foregoing, the Company is not responsible for this published transcript of its earnings call or the accuracy of its contents and disclaims any duty to correct inaccuracies in third-party publications.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSROADS SYSTEMS, INC.

Date: June 12, 2013	By:	/s/ Jennifer Crane
Name: Jennifer Crane
Title: Chief Financial Officer